UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 30, 2018

The Travelers Companies, Inc.

(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	001-10898 (Commission File Number)	41-0518860 (IRS Employer Identification No.)

485 Lexington Avenue New York, New York (Address of principal executive offices)	10017 (Zip Code)

(917) 778-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                            ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02.                Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)                                 On January 30, 2018, Cleve Killingsworth Jr. notified The Travelers Companies, Inc. (the “Company”) that he will not stand for re-election to the Company’s Board of Directors at the Company’s 2018 Annual Meeting of Shareholders. Mr. Killingsworth’s decision was not due to any disagreement with the Company’s management or Board of Directors.

Mr. Killingsworth will serve out the remainder of his term, which will end at the Company’s 2018 Annual Meeting of Shareholders.

The Company is grateful to Mr. Killingsworth for his many years of dedicated service to the Company and the Board, including his service as Chair of the Board’s Investment and Capital Markets Committee.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The Travelers Companies, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 5, 2018	THE TRAVELERS COMPANIES, INC.

	By:	/s/ Kenneth F. Spence III
Name: Kenneth F. Spence III
Title: Executive Vice President and General Counsel

3